                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of U.S. Franchise Systems, Inc. on Form S-3 of our report dated February 20, 1998 (March 17, 1998 as to
Note 15 and April 1, 1998 as to Note 14), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
April 16, 1998